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                                                                  EXHIBIT 23.1



               CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Zitel Corporation on Form S-8 (File No. 33-47697) of our reports dated December 16, 1998, on our audits of the consolidated financial statements and financial statement schedule of Zitel Corporation as of September 30, 1998 and 1997 and for the years ended September 30, 1998, 1997 and 1996, which reports are included in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
December 22, 1998